UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2012

PLAINS EXPLORATION & PRODUCTION COMPANY
(Exact name of registrant as specified in charter)

Delaware	33-0430755
(State of Incorporation)	(I.R.S. Employer Identification No.)

001-31470
(Commission File No.)

700 Milam, Suite 3100
Houston, Texas 77002
(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code:  (713) 579-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)  The Board of Directors (the “Board”) of Plains Exploration & Production Company (“PXP” or the “Company”) has approved changes to the Plains Exploration & Production Company 2006 Incentive Plan (the “2006 Plan”) to allow officers to participate in the 2006 Plan.  The 2006 Plan is to be utilized as a performance incentive for employees.  Incentives are paid in cash and are tied to stock price performance alone or compared to performance measures.  The Company will use the 2006 Plan to establish performance based incentives for executive officers.

For 2012, the Organization & Compensation Committee (the “Committee”) reduced the number of equity awards granted to executive officers and in lieu thereof granted cash-settled performance restricted stock units (“RSUs”) under the 2006 Plan that pay only upon the achievement of targets.  RSUs under the 2006 Plan will vest ratably over three years only if performance targets are met.  The Company’s one-year, two-year and three-year total stockholder return, or TSR, will be measured against the one-year, two-year and three-year TSR averages of the S&P 400 MidCap Index and the S&P Oil & Gas E&P Select Index.  The “target” for these awards is met if the Company’s TSR equals the average TSR of the two indices.  If the Company outperforms the average TSR of the indices by up to 20 percentage points, then the executive is eligible for up to 50% more RSUs.  Conversely, if the Company underperforms against the indices’ TSR by 20 percentage points or more, then the executive loses 100% of the RSUs.  Actual returns will be calculated on a sliding scale within the stated range.  Mr. Flores received 90,000 RSUs under the 2006 Plan and each of Messrs. Bourgeois, Talbert and Wombwell received 45,000 RSUs under the 2006 Plan.

The 2006 Plan authorizes the Committee to provide compensation in the form of stock appreciation rights (“SARs”) or RSUs structured by the Committee within parameters set forth in the 2006 Plan.  The Committee has the authority to administer the 2006 Plan, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of any vesting restriction, as well as the authority to delegate such administrative responsibilities.  SARs shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten years.  Upon exercise of a SAR, the participant is entitled to receive a cash amount determined by multiplying the appreciation value of a share by the number of SARs being exercised.  RSUs shall contain such restrictions, terms and conditions as the Committee shall determine.  Upon vesting of an RSU, the participant is entitled to receive cash amount equal to the value of the RSU multiplied by the number of RSUs.  The value of an RSU is determined based on the average closing sales price of one share of PXP common stock over the five trading days immediately prior to the vesting date.  The 2006 Plan may be amended or terminated at any time by our Board.  In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the 2006 Plan after January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS EXPLORATION & PRODUCTION COMPANY

Date: February 13, 2012	/s/ Nancy I. Williams
Nancy I. Williams
Vice President—Accounting, Controller and Chief Accounting Officer